Exhibit 24.2
POWER OF ATTORNEY
The undersigned director of Steadfast Income REIT, Inc., does hereby constitute and appoint RODNEY F. EMERY and ANA MARIE DEL RIO my true and lawful attorney with full power to sign for me and in my name as a director of Steadfast Income REIT, Inc., the Post-Effective Amendment No. 7 to Form S-11 Registration Statement (File No.333-160748) and all amendments (including post-effective amendments) to the Registration Statement as well as any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, and generally do all such things in my name and in my capacity as a director to enable Steadfast Income REIT, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming my signature as it may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Date: January 10, 2012	/s/ Ella Shaw Neyland

Print Name: Ella Shaw Neyland